Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES CLOSING OF EXCHANGE OFFER AND CONSENT SOLICITATION

January 30, 2018 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW), or SAE, today announced that it has completed its previously announced exchange offer and consent solicitation related to its outstanding 10.000% Senior Secured Notes due 2019 (the “Stub Notes”) and 10.000% Senior Secured Second Lien Notes due 2019 (the “Existing Notes” and, together with the Stub Notes, the “Notes”). SAE offered to exchange (the “Exchange Offer”) any and all of the Notes held by eligible holders upon the terms and subject to the conditions set forth in SAE’s Exchange Offer Memorandum and Consent Solicitation Statement dated December 22, 2017 (together with the related letter of transmittal, the “Memorandum”). Concurrently with the Exchange Offer, the Company solicited consents from eligible holders of record of the Existing Notes (i) to adopt certain proposed amendments to the indenture under which the Existing Notes and the existing guarantees of such Existing Notes were issued (the “Existing Indenture”) and (ii) to release all of the collateral from the liens securing the Existing Notes (the “Consent Solicitation”).

Jeff Hastings, Chairman and CEO of SAE, said, “We are very pleased with the success of our exchange offer in which more than 90% of our outstanding Existing Notes were exchanged. We have comprehensively realigned our entire capital structure, which will enhance our immediate liquidity by eliminating approximately $7.8 million of annual cash interest payments, provide meaningful financial flexibility through our new $20.0 million senior credit facility, and make us more competitive in the current business environment. Most importantly, we believe this exchange will position us for long-term growth and sustainable success. We are grateful for the continued support and confidence of all our stakeholders, especially that of our former note holders who participated in the exchange, our customers and vendors, and our loyal and highly-skilled employees, all of whom have gone to great lengths to find solutions to solidify SAE’s future.”

The Exchange Offer and Consent Solicitation expired at 5:00 p.m., New York City time, on January 24, 2018. In exchange for $78,037,389 in aggregate principal amount of the Existing Notes, representing approximately 91.8% of the outstanding aggregate principal amount of the Existing Notes, and for $7,000 in aggregate principal amount of the Stub Notes, representing less than 1% of the outstanding aggregate principal amount of the Stub Notes validly tendered (and not validly withdrawn) in the Exchange Offer, SAE issued (i) 812,321 shares of SAE’s common stock (the “New Common Shares”), (ii) 31,669 shares of SAE’s 8.0% Cumulative Perpetual Series A preferred stock (the “Series A Preferred Shares”), (iii) 855,195 shares of SAE’s Mandatorily Convertible Series B preferred stock (the “Series B Preferred Shares” and, together with the Series A Preferred Shares, the “Preferred Shares”) and (iv) 8,286,061 Series C Warrants to purchase 8,286,061 shares of SAE’s common stock (the “Warrants”).

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In connection with the Consent Solicitation, SAE, the guarantors under the Existing Indenture and the trustee for the Existing Indenture entered into a supplemental indenture to the Existing Indenture giving effect to the Existing Notes Proposed Amendments (as defined in the Memorandum) and the Existing Notes Collateral Release (as defined in the Memorandum).

The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Memorandum. The Exchange Offer and Consent Solicitation are part of a comprehensive restructuring by SAE, additional elements of which are described in SAE’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2017.

The complete terms and conditions of the Series A Preferred Shares, the Series B Preferred Shares and the Warrants are set forth in the certificate of designations for the Series A Preferred Shares, the certificate of designations for the Series B Preferred Shares and the warrant agreement, respectively, to be attached as exhibits to the Company’s Current Report on Form 8-K to be filed with the SEC in connection with the closing of the Exchange Offer and Consent Solicitation.

The New Common Shares, the Preferred Shares, and Warrants issued have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Epiq Systems, Inc. acted as Solicitation Agent, Information Agent and Exchange Agent.

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and West Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and in-field data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil and New Zealand. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

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Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Finance

(281) 258-4400

rabney@saexploration.com

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